UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 31, 2009

Teradyne, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-06462	04-2272148
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Riverpark Drive, North Reading, Massachusetts	01864
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 370-2700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Convertible Senior Notes

On April 6, 2009, Teradyne, Inc. (the “Company”) completed a registered underwritten public offering of $190 million aggregate principal amount of its 4.50% convertible senior notes due 2014 (the “Notes”) pursuant to an Underwriting Agreement (the “Underwriting Agreement”), dated March 31, 2009, among the Company, Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

The sale of the Notes was made pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-158282), including the prospectus supplement dated March 31, 2009 (the “Prospectus Supplement”) to the prospectus contained therein dated March 30, 2009, filed by the Company with the Securities and Exchange Commission, pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended (the “Securities Act”).

The Company issued the Notes under an indenture dated as of April 6, 2009 (the “Indenture”) between the Company and U.S. Bank National Association, as trustee (the “Trustee”). The Indenture (including the form of Note) is filed as Exhibit 4.1 to this report and is incorporated herein by reference. The terms of the Notes issued pursuant to the Indenture are described in the section of the Prospectus Supplement relating to the Notes entitled “Description of the Notes,” which is incorporated herein by reference. The following description of the Notes and the Indenture is a summary and is not meant to be a complete description of the Notes or the Indenture. This description is qualified in its entirety by reference to the detailed provisions of the Indenture.

The Notes bear interest at a rate of 4.50% per annum, payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2009. The Notes will mature on March 15, 2014, unless earlier repurchased by the Company or converted. The Notes will be convertible, under certain circumstances and during certain periods, at an initial conversion rate of 182.6484 shares of the Company’s common stock per $1,000 principal amount of Notes, which is equivalent to an initial conversion price of approximately $5.4750, a 25% conversion premium based on the last reported sale price of $4.38 per share of the Company’s common stock on March 31, 2009. The conversion rate is subject to adjustment in certain circumstances. Upon conversion, holders will receive, at the Company’s option, shares of the Company’s common stock, cash or a combination of cash and shares of the Company’s common stock, subject to the Company’s option to irrevocably elect to settle all future conversions in cash up to the principal amount of the Notes and shares of common stock for any excess.

The Company may not redeem the Notes prior to their maturity. Holders of the Notes may require the Company to purchase all or a portion of their Notes at a price equal to 100% of the principal amount of the Notes to be purchased, plus accrued and unpaid interest, in cash, upon the occurrence of certain fundamental changes involving the Company.

The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the entire principal amount of all the Notes, and the interest accrued on such Notes, if any, to be immediately due and payable. In the case of an event of default arising out of bankruptcy events, the principal amount of the Notes together with any accrued and unpaid interest thereon will automatically become immediately due and payable.

In connection with the issuance and sale by the Company of the Notes, the following exhibits are filed with this Current Report on Form 8-K and are incorporated by reference into the Company’s Registration Statement on Form S-3 (Registration No. 333-158282) relating to the Notes offering: (i) the Underwriting Agreement (Exhibit 1.1 to this Current Report), (ii) the Indenture (Exhibit 4.1 to this Current Report) and (iii) the legal opinion of Wilmer Cutler Pickering Hale and Dorr LLP (Exhibit 5.1 to this Current Report).

Convertible Note Hedge and Warrant Transactions

Concurrently with the offering of the Notes, the Company entered into a convertible note hedge transaction with Goldman, Sachs & Co. (the “hedge counterparty”) with a strike price equal to the initial conversion price of the Notes. The convertible note hedges will cover, subject to customary antidilution adjustments, approximately 34,703,196 shares of the Company’s common stock.

Separately and concurrently with the pricing of the Notes, the Company entered into a warrant transaction with the hedge counterparty with a strike price of $7.6650 per share, which is 75% higher than the closing price of the Company’s common stock on March 31, 2009. The warrants will be net share settled and will cover, subject to customary antidilution adjustments, approximately 31,963,470 shares of the Company’s common stock. On April 1, 2009, the hedge counterparty exercised its option to purchase warrants covering, subject to customary antidilution adjustments, an additional 2,739,726 shares of the Company’s common stock. However, the Company will not be obligated to deliver to the hedge counterparty more than 34,526,500 shares of common stock upon exercise of the warrants (which amount represents less than 19.99% of the Company’s outstanding shares of common stock as March 31, 2009, without giving effect to any shares of common stock issuable pursuant to the warrant transaction), subject to customary antidilution adjustments.

The convertible note hedges are expected to reduce the potential dilution to the Company’s common stock upon any conversion of the Notes. However, the warrant transaction could separately have a dilutive effect to the extent that the market value per share of the Company’s common stock exceeds the applicable strike price of the warrant. The net cost of the convertible note hedge transaction to the Company, after being partially offset by the proceeds from the sale of the warrants, was approximately $21.7 million.

In connection with establishing its initial hedge of these convertible note hedge and warrant transactions, the hedge counterparty has advised the Company that the hedge counterparty and/or its affiliates expect to enter into various derivative transactions with respect to the Company’s common stock and/or purchase shares of the Company’s common stock or other securities, including the Notes, concurrently with, or shortly after, the pricing of the Notes. These activities could have the effect of increasing, or preventing a decline in, the price of the Company’s common stock. In addition, the hedge counterparty and/or its affiliates expect to modify their hedge positions by entering into or unwinding various derivative transactions with respect to the

Company’s common stock or by selling the Company’s common stock or other securities, including the Notes, in secondary market transactions (and may do so during any observation period related to the conversion of the Notes). These activities could adversely impact the value of the Company’s common stock and the Notes.

The warrants were issued to the hedge counterparty pursuant to the exemption from registration set forth in Section 4(2) of the Securities Act. There were no underwriting commissions or discounts in connection with the sale of the warrants.

The summary of each of the convertible note hedge transaction and the warrant transaction is qualified in its entirety by reference to the text of the related agreements, which are included as Exhibits 10.1, 10.2 and 10.3 hereto and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 relating to the Notes and the Indenture is contained in Item 1.01 above under the section “Convertible Senior Notes” and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information required by Item 3.02 relating to the warrant transactions is contained in Item 1.01 above under the section “Convertible Note Hedge and Warrant Transactions” and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

1.1	Underwriting Agreement, dated March 31, 2009, among Teradyne, Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated

4.1	Indenture, dated as of April 6, 2009, between Teradyne, Inc. and U.S. Bank National Association, as trustee

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, dated April 6, 2009

10.1	Convertible note hedge transaction confirmation, dated as of March 31, 2009, by and between Teradyne, Inc. and Goldman, Sachs & Co.

10.2	Warrant transaction confirmation, dated as of March 31, 2009, by and between Teradyne, Inc. and Goldman, Sachs & Co.

10.3	Amendment to warrant transaction confirmation, dated as of April 1, 2009, by and between Teradyne, Inc. and Goldman, Sachs & Co.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERADYNE, INC.

Date: April 6, 2009	By:	/s/ Gregory R. Beecher
	Name:	Gregory R. Beecher
	Title:	Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

1.1	Underwriting Agreement, dated March 31, 2009, among Teradyne, Inc., Goldman, Sachs & Co. and Merrill Lynch, Pierce, Fenner & Smith Incorporated

4.1	Indenture, dated as of April 6, 2009, between Teradyne, Inc. and U.S. Bank National Association, as trustee

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, dated April 6, 2009

10.1	Convertible note hedge transaction confirmation, dated as of March 31, 2009, by and between Teradyne, Inc. and Goldman, Sachs & Co.

10.2	Warrant transaction confirmation, dated as of March 31, 2009, by and between Teradyne, Inc. and Goldman, Sachs & Co.

10.3	Amendment to warrant transaction confirmation, dated as of April 1, 2009, by and between Teradyne, Inc. and Goldman, Sachs & Co.